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                                                                     EXHIBIT 4.5

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "AGREEMENT"), dated as of May 14, 2001, made by INTERNET PICTURES Corporation, a Delaware corporation (herein, together with its successors and assigns, the "PLEDGOR"), to IMAGE INVESTOR PORTFOLIO, a separate series of MEMPHIS ANGELS, LLC, a Delaware limited liability company (herein, together with its successors and assigns, the "LENDER"):

         PRELIMINARY STATEMENTS:

         (1) The Lender and Pledgor have entered into a Securities Purchase Agreement, dated as of May 14, 2001 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "PURCHASE AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

         (2) The Pledgor is the owner of the shares (the "PLEDGED SHARES") of stock or other equity securities described Schedule I hereto and issued by the corporations named therein (whether one or more, the "CORPORATIONS").

         (3) Pursuant to the Purchase Agreement, Pledgor is required and desires to pledge the Pledged Shares to the Lender pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Pledgor, the Pledgor hereby agrees as follows:

         1. PLEDGE. The Pledgor hereby pledges to the Lender, and grants to the Lender a first priority security interest in, the following (the "PLEDGED COLLATERAL"):

                  (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                  (b) all additional shares of stock of any of the Corporations from time to time acquired by the Pledgor, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                  (c) all proceeds of any and all of the foregoing Pledged Collateral (including, without limitation, proceeds that constitute property of the types described above).

         2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all obligations of the Pledgor now or hereafter existing under the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement and all of the other Documents (all such obligations of the Pledgor being the "OBLIGATIONS").



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         3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Lender. The Lender shall have the right, at any time following the occurrence and during the continuance of an Event of Default (being used herein as defined in the Note) in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). For the better perfection of the Lender's rights in and to the Pledged Collateral, the Pledgor shall upon written demand of the Lender following the occurrence and during the continuance of an Event of Default, cause such Pledged Collateral to be registered in the name of such nominee or nominees of the Lender as the Lender shall direct, subject only to the revocable rights specified in Section 6(a). In addition, the Lender shall have the right at any time following the occurrence and during the continuance of an Event of Default to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

         4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

                  (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

                  (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

                  (c) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

                  (d) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

                  (e) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

         5. FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action,



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that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

         6. VOTING RIGHTS; DIVIDENDS; ETC.

                  (a) So long as no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

                           (i) The Pledgor shall be entitled to exercise or
refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Purchase Agreement.

                           (ii) The Pledgor shall be entitled to receive and
retain any and all dividends paid in respect of the Pledged Collateral, provided, however, that any and all

                                    (A) dividends paid or payable other than in
cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, and Pledged Collateral,

                                    (B) dividends and other distributions paid
or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                    (C) cash paid, payable or otherwise
distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Lender to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

                           (iii) The Lender shall execute and deliver (or cause
to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default and after expiration of any applicable cure period:

                           (i) All rights of the Pledgor (A) to exercise or
refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon notice to the Pledgor by the Lender, cease and (B) to receive the dividends payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become



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vested in the Lender who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and to apply such dividends toward payment of the Obligations.

                           (ii) All dividends which are received by the Pledgor
contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

         7. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES.

                  (a) The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

                  (b) The Pledgor agrees that it will (i) cause each issuer of the Pledged Shares, when issuing any stock or other securities as a dividend or distribution on or in respect of the Pledged Shares, or in substitution for the Pledged Shares, to issue such stock or securities in the name of the Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares (subject to the limitation regarding Pledged Shares of a Foreign Subsidiary).

         8. LENDER APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Lender the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time following the occurrence and during the continuance of an Event of Default in the Lender's discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under section 6), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

         9. LENDER MAY PERFORM. If the Pledgor fails promptly to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under section 13.

         10. THE LENDER'S DUTIES. The powers conferred on the Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge



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of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property.

         11. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing and after the expiration of any applicable cure period:

                  (a) The Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the state of Delaware at that time (the "CODE") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Section 13) in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                  (c) As to any Pledged Collateral constituting certificated securities or uncertificated securities, if, at any time when Lender shall determine to exercise its right to sell the whole or any part of such Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the "ACT"), Lender may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Section 11(c), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Lender may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and
(iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view



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to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 11(c), if any of such Pledged Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Lender shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Lender may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

                  (d) Pledgor agrees that in any sale of any of such Pledged Collateral, whether at a foreclosure sale or otherwise, Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Lender be liable nor accountable to Pledgor for any discount allowed by the reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

         12. REGISTRATION RIGHTS. If the Lender shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 11, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense and using its best efforts:

                  (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (b) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Lender;

                  (c) cause each such issuer to make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of section 11(a) of the Securities Act; and



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                  (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Lender by reason of the failure by the Pledgor to perform any of the covenants contained in this section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of its monetary Obligations to the Lender on the date the Lender shall demand compliance with this section.

         13. EXPENSES. The Pledgor will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Lender may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Lender hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

         14. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         15. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be delivered in the manner and to the persons and at the addresses specified in the Purchase Agreement.

         16. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the later of (i) the payment in full of the Obligations and all other amounts payable under this Agreement and (ii) the expiration or termination of the Loans, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Loans, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

         17. GOVERNING LAW; TERMS. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Delaware. Unless otherwise defined herein or in the Purchase Agreement, terms defined in Article 9 of the Code are used herein as therein defined.



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         18. FOREIGN SUBSIDIARIES. If any of the Corporations is a Foreign
Subsidiary, Pledgor agrees that it shall at all times maintain and cause such Foreign Subsidiary to maintain the stock pledged hereunder at not less than 65% of such Foreign Subsidiary.

                           [SIGNATURE PAGE TO FOLLOW]



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         IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                INTERNET PICTURES CORPORATION

                                By:
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                                Print Name:
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                                Title:
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